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                                                                       Exhibit 1

                                Cleco Power LLC

                    $100,000,000 Medium-Term Notes, Series C

                    Due One Year or More from Date of Issue

                            Selling Agency Agreement

                                                    April 26, 2001
                                                    New York, New York

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
12th Floor
New York, NY  10080

Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY  10013

Banc One Capital Markets, Inc.
1 Bank One Plaza
Suite IL1-0595
10th Floor
Chicago, IL  60670

Dear Sirs:

     Cleco Power LLC, a Louisiana limited liability company (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of its Medium-Term Notes, Series C due one year or more from Date of Issue (the "Notes"). As of the date hereof, the Company has authorized the issuance of up to $100,000,000 aggregate principal amount of Notes distributed through or sold to you pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such notes may be distributed through or sold to you pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof. The Notes will be issued under an indenture dated as of October 1, 1988, as amended and supplemented by the First Supplemental Indenture dated as of December 1, 2000, the Second Supplemental Indenture dated as of January 1, 2001, and the Third Supplemental Indenture dated as of the date hereof, and as it may from time to time hereafter be amended and supplemented (the "Indenture"), between the Company (successor to Cleco Utility Group Inc., which previously was known as Central Louisiana Electric Company, Inc.) and The Bank of New York (successor to Bankers Trust Company), as trustee (the "Trustee"). Unless otherwise set forth in a supplement to the prospectus referred to below, the Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in such supplement to the Prospectus. The Notes will be issued, and the
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terms thereof established, in accordance with the Indenture (unless a Terms
Agreement (as defined in Section 2(b)) modifies or otherwise supersedes the procedures with respect to the Notes issued pursuant to such Terms Agreement). For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. The Company, the successor by merger to Cleco Utility Group Inc., and those of you that were party to the Selling Agency Agreement dated December 12, 1996, as amended, agree and acknowledge that such Selling Agency Agreement is hereby terminated.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form, including a basic prospectus, which has been declared effective by the Commission (Reg. No. 333-52540), for the registration under the 1933 Act of the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act. In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the 1933 Act further supplements to the Prospectus specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

         (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent) and as of the date of delivery of Notes (whether to an Agent as principal or an Agent as agent) (a "Closing Date") (each of the times referenced above being referred to hereafter as a "Representation Date"):

              (i) Due Organization. The Company has been duly organized and is validly existing as a limited liability company under the laws of the State of Louisiana and has the limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement.

              (ii) Subsidiaries. The Company has no "Significant Subsidiaries", as such term is defined in Rule 405 of Regulation C of the rules and regulations under the 1933 Act (the "1933 Act Regulations").

              (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects

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         with the requirements of the 1933 Act and the 1933 Act Regulations and
         the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the Commission and as of the applicable Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any of you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the 1939 Act (the "Form T-1").

              (iv) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

              (v) Accountants. PricewaterhouseCoopers LLP, who have reported upon certain of the financial statements incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (vi) Financial Statements. The financial statements and supplemental schedules set forth in or incorporated by reference in the Registration Statement and Prospectus have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be noted therein) and present fairly the financial position of the Company at the dates indicated and the results of its operations, its cash flows and changes in its capital for the periods then ended.

              (vii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and

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         Prospectus, except as otherwise stated therein, (i) there has not been any material adverse change in the condition of the Company, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business and (ii) no material transaction has been entered into by the Company other than transactions contemplated by the Registration Statement and transactions in the ordinary course of business.

              (viii) No Defaults. The Company is not in violation of or in default under any term or provision of the Articles of Organization or the Operating Agreement of the Company, as amended, or of any mortgage, indenture, contract, agreement, instrument, judgment, decree or order applicable to the Company or of any statute, rule or regulation, where such violation or default would have a material adverse effect upon the properties, assets, business, prospects or condition (financial or otherwise) of the Company, and no event or condition has occurred or exists which, with the giving of notice or lapse of time or both, would result in any such violation or default which would have such an effect.

              (ix) Regulatory Approvals. The Louisiana Public Service Commission (the "LPSC") has authorized or, prior to any offering or sale of Notes by the Company, will have authorized, the issuance and sale of the Notes then being so offered or sold; and, other than approvals that may be required under state securities laws, no other approval of any regulatory public body, state or federal, including approval of the Federal Energy Regulatory Commission ("FERC") that may be required under the Federal Power Act, as amended (the "FPA"), is necessary in connection with the issuance and sale of the Notes pursuant to this Agreement.

              (x) Legal Proceedings. Except as described in the Registration Statement, there is no material litigation or governmental proceeding involving or, to the knowledge of the Company, threatened against the Company which might reasonably be expected to result in any material adverse change in the financial condition, results or operations or business of the Company or which is required to be disclosed in the Registration Statement, and no notice has been given by any governmental authority of any proceeding to condemn any material properties of the Company, and, to the knowledge of the Company, no such proceeding is contemplated.

              (xi) Good Title. The Company has good title (either by way of fee simple, leasehold, easement, right-of-way, grant, servitude, privilege, permit, franchise or license, as the case may be) to all its properties including, without limitation, the properties reflected in the most recent balance sheet of the Company incorporated by reference in the Registration Statement (except for such items thereof which have been disposed of since such date and which do not, in the aggregate, constitute a substantial amount) subject only to (i) the lien of the Indenture of Mortgage, dated as of July 1, 1950, as supplemented, from the Company to Bank One Trust Company, N.A. (successor to First National Bank of Commerce), as trustee, securing the Company's First Mortgage Bonds, and

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         encumbrances permitted thereby and (ii) other encumbrances and defects which do not in the aggregate materially detract from the value of the properties of the Company or impair or interfere with the use of properties material to the business and operations of the Company.

              (xii) Regulatory Compliance. The Company is in substantial compliance with all federal and state environmental statutes, rules and regulations and, to the Company's knowledge, has received all required permits necessary for the operation of its business under such statutes, rules and regulations.

              (xiii) Authorization and Validity of the Notes. When issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or in any Terms Agreement, the Notes will have been duly authorized for issuance and sale pursuant to this Agreement and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Notes and the Indenture will be substantially in the form heretofore delivered to you and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

              (xiv) Issuance of Notes. The consummation of the transactions contemplated by this Agreement and the performance of the Company's obligations hereunder will not result in any material violation of, or be in material conflict with or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company that are material to the conduct of its business under the Articles of Organization or the Operating Agreement of the Company, as amended, or any material mortgage, contract, indenture, agreement or instrument to which the Company is a party or by which it is bound, or any judgment, order, statute, rule or regulation applicable to it of any court or governmental body or instrumentality having jurisdiction over it or its properties; the Company has full legal right, power and authority to enter into this Agreement and, upon any offer or sale by the Company of the Notes, shall have full legal right, power and authority to offer, issue, sell and deliver such Notes.

              (xv) 1935 Act. Based upon the timely filing by Cleco Corporation, a Louisiana corporation and the sole member of the Company (the "Parent"), with the Commission of an exemption statement pursuant to Rule 2 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), the Parent is exempt from regulation as a public utility holding company under the 1935 Act, except with respect to the acquisition of certain voting securities of other domestic public utility companies and utility holding companies.

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         (c)  The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective or the date of filing any Annual Report on Form 10-K. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The registration statement referred to in paragraph (a) above and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including in each case all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively. Additionally, however, and notwithstanding anything herein to the contrary, every reference herein to "registration statement" or "Registration Statement" shall, for all purposes hereof (including, but not limited to, the reading of each applicable representation and warranty and of each agreement with respect to indemnification and contribution), include and be deemed to refer to any further registration statements (and amendments and supplements thereto) which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included as an exhibit.

     2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

     On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto). Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason.
Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to
Section 2(b). If the purchase price for any Note is not timely paid with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in The Depository Trust Company, acting on behalf of such purchaser), the settlement with respect to such Note will be reversed. If such failure shall have occurred for any reason other than a default by the Agent that prevented such beneficial purchaser in the performance of its obligations hereunder, then the Company will reimburse such Agent on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

     The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them

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that such solicitation may be resumed.  In the event that at the time the
Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

     The Company agrees to pay such Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes so sold by the Company.

     Subject to the provisions of this Section, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable, subject to rejection by the Company of any such offer. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent, except, in connection with offers to purchase Notes received by the Company through any agent other than an Agent, the Company may accept any such offer made through such agent so long as the Company gives the Agents reasonable prior notice of such acceptance and any such agent enters into an agreement with the Company on terms which are substantially similar to those contained or incorporated in this Agreement.

     Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent as agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part.

     If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

     (b) The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Subject to the terms and conditions stated herein, whenever the Company and any Agent determine that the Company shall sell Notes directly to such Agent as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale between the Company and the Purchaser. Each such supplemental agreement (which may be an oral or written agreement) is herein referred to as a "Terms Agreement." Each Terms Agreement shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto and shall specify the principal amounts of such Notes, the aggregate principal amount of such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes,

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the place of delivery of the Notes and payment therefor, the method of payment, whether the Notes will be redeemable at the option of the Company or any holder thereof and whether the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants as described in Section 6(b) will be required. Any such Terms Agreement may also specify the period of time referred to in Section 4(m). Any written Terms Agreement may be in the form attached hereto as Exhibit A. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

     Delivery of the Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form agreed to between the Company and the Purchaser.

     Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time.
In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or other purchasers.

     (c) No provision contained in this Agreement shall impair the right of the Company, which shall be absolute, to solicit on its own behalf and accept offers to purchase Notes, and in no such event shall commissions be payable to an Agent except in the case of the issuance and sale of a Note resulting from a solicitation made by such Agent.

     3. Offering and Sale of Notes. Settlement procedures shall be agreed to by the Company and the Agents from time to time, provided, that upon the acceptance of an offer to purchase Notes, whether as an Agent as principal or an Agent as agent, such Agent shall deliver to the Company the terms of any such purchase as soon as practicable after the determination of such terms. Each of you and the Company agrees to perform the respective duties and obligations agreed to pursuant to the immediately preceding sentence.

     4.  Agreements.  The Company agrees with you that:

         (a) Prior to the termination or suspension of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment to the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the 1934 Act, or (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Each of you shall make your responses thereto, if any, promptly. Subject to the penultimately preceding sentence, the Company will cause each supplement to the

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     Prospectus relating to an offering of Notes that is to be filed pursuant to the applicable paragraph of Rule 424(b) under the 1933 Act to be filed with the Commission within the time period prescribed by such rule and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b),
     (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening by direct communication with the Company of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening by direct communication with the Company of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and any sales of Notes any of you may hold as principal and cease using the Prospectus as then supplemented),
     (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. You will, upon the filing of such amendment or supplement with the Commission or upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder, subject to the second paragraph of Section 2 hereof.

         (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the 1934 Act, the Company will furnish to each of you the information contained or to be contained in such announcement or document. The Company also will furnish to each of you copies of all other material press releases or announcements to the general public. The

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     Company will immediately notify each of you of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or (ii) any public notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice.

         (d) As soon as practicable, but not later than 90 days after the close of the period covered by the earnings statement, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

         (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) as you may reasonably request and, so long as delivery of a prospectus may be required by the 1933 Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (f) The Company will endeavor, in cooperation with the Agents, to arrange for the qualification of the Notes for sale under the laws of such jurisdictions of the United States of America as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will endeavor, in cooperation with the Agents, to arrange for the determination of the legality of the Notes for purchase by institutional investors; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company in any jurisdiction in which it is not so qualified.

         (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company reasonably related to the Company's business in the context of a distribution of the Notes, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

         (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture and this Agreement, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel for the Agents, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you as requested for all reasonable out-of-pocket expenses (including without limitation advertising expenses), if any, incurred by you with the approval of the Company in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

         (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes and of any other Notes to be issued on or prior to such settlement date, the aggregate amount of Notes which have been issued and sold by the Company will not exceed the amount of securities registered pursuant to the Registration Statement.

         (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to a Current Report on Form 8-K (unless in the reasonable judgment of the Agents, the information contained therein is material to the offering of the Notes) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or relating to a sale of Notes directly to a purchaser by the Company on its own behalf), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the President or the Executive Vice President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(f) but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu thereof, a certificate stating that the statements in the last such certificate are true and correct at the time of such amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time).

         (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, (ii) relating to a sale of Notes directly to a purchaser by the Company on its own behalf or (iii) relating to a Current Report on Form 8-K (unless in the reasonable judgment of the Agents, the information contained therein is material to the offering of the Notes)), the Company shall furnish or cause to be furnished promptly to each of you written opinions of counsels of the

     Company last furnishing the opinions referred to in Sections 5(b) and 5(c) hereof or other counsel satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, in your reasonable judgment, of the same tenor as the opinions referred to in Sections 5(b) and 5(c), supplemented as required by Section 5(e), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinions, Baker Botts L.L.P., Phelps Dunbar, L.L.P. or each such other counsel who last rendered such a written opinion, may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

         (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, in your reasonable judgment, of the same tenor as the letter referred to in Section 5(g) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, in your reasonable judgment, to the unaudited financial statements, the related portions of "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

         (m) During the period between the date of a Terms Agreement and the Closing Date applicable to such Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes being sold pursuant to such Terms Agreement, commercial paper in the ordinary course of business or any bank borrowings).

         (n) The Company shall not be required to comply with the provisions of subsections (b), (c), (g) and (l) of this Section 4 during any period from the time (i) the Agents shall have suspended solicitation or purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) none of you shall then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of you.

     5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date with respect to any Terms Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The Company shall have furnished to each Agent the opinion of Baker Botts L.L.P., counsel for the Company, or other counsel satisfactory to each Agent, dated the Execution Time, to the effect that:

              (i) This Agreement (including the Terms Agreement, if applicable) constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability of the indemnification and contribution provisions hereof may be limited under applicable federal or state securities laws and except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (ii) Assuming that the Indenture has been duly executed and delivered by the Trustee, the Indenture constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (iii) The specimen notes attached as Exhibit A (floating rate book-entry/certificated note) and Exhibit B (fixed rate book-entry/certificated note) to the supplemental indenture of the Company of even date herewith delivered to the Trustee in accordance with Sections 201 and 303 of the Indenture (the "Specimen Note") are in the forms and contain the terms required by the Indenture, and such Note in the form of a Specimen Note, when such Note has been executed by the Company and authenticated by the Trustee as specified in the Indenture, will on the date of its issuance (assuming no change in the facts or in the law and governmental rules and regulations in either case in existence on the date hereof) properly evidence the indebtedness represented thereby. When each Note has been executed by the Company and authenticated by the Trustee as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement (and the Terms Agreement, if applicable), it will be on its date of issuance (assuming no change in the facts or in the law and governmental rules and regulations in either case in existence on the date hereof) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and will be entitled to the benefit of the Indenture, subject only to the exceptions stated in clause (ii) above.

              (iv) The execution and delivery of the Indenture and this Agreement (or a Terms Agreement, if applicable) by the Company and, assuming no change in facts existing on the date hereof, the execution and delivery of the Notes by the Company and the performance by the Company of its agreements therein or herein will not (a) breach or otherwise violate any order known to them and applicable to the Company in effect on the date hereof of any court or governmental body or instrumentality of the federal government of the United States of America having jurisdiction over the Company or its properties or (b) violate any statute of the federal government of the United States of America in effect on the date hereof, or any rule or regulation, in effect on the date hereof applicable to the Company of any governmental body or instrumentality of the federal government of the United States of America having jurisdiction over the Company or its properties.

              (v) The terms and provisions of each Specimen Note conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

              (vi) No approval, authorization, consent or order of any public board, body or agency of the federal government of the United States of America is legally required as of the date hereof for the issuance and sale of the Notes or the performance by the Company of its agreements in this Agreement or in the Indenture.

              (vii) (a) The Registration Statement has become effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act; (b) the Registration Statement and the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors' report thereon and the related summary of accounting policies, contained or incorporated by reference therein, as to which no opinion need be rendered) appear on their face to comply as to form in all material respects with the requirements of Form S-3, the applicable rules and regulations with respect thereto under the 1939 Act and the 1933 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof.

              (viii) They do not know of any contracts of a character required to be described in the Registration Statement or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described, filed or incorporated by reference as required.

              (ix) They do not know of any legal proceedings pending or threatened against the Company of a character which are required to be disclosed in the Registration Statement and Prospectus which have not been disclosed therein.

              (x) Based upon the timely filing by the Parent with the Commission of an exemption statement pursuant to Rule 2 under the 1935 Act, the Parent is exempt from regulation as a public utility holding company under the 1935 Act, except with respect to the acquisition of certain voting securities of other domestic public utility companies and utility holding companies.

              (xi)   The Indenture is qualified under the 1939 Act.

              (xii) The information in the Prospectus under the captions "Description of the Notes" and "Description of the Debt Securities", to the extent that it constitutes a summary of certain provisions of the Indenture or the Notes, has been reviewed by them and is correct in all material respects.

              (xiii) The documents incorporated by reference in the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors' report thereon and the related summary of accounting policies, contained or incorporated by reference into such documents, as to which no opinion need be rendered), at the time they were filed with the Commission, appear on their face to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof.

         In giving such opinion, Baker Botts L.L.P. may rely as to matters of Louisiana law upon the opinion of Phelps Dunbar, L.L.P., or such other satisfactory counsel, as referred to below.

         (c) The Company shall have furnished to each Agent the opinion of Phelps Dunbar, L.L.P., special Louisiana counsel for the Company, or other counsel satisfactory to each Agent, dated the Execution Time, to the effect that:

              (i) The Company is a limited liability company duly organized and validly existing under the laws of the State of Louisiana and has all limited liability company power and authority necessary to own its properties and to conduct the business in which it is engaged as described in the Prospectus.

              (ii) To their knowledge, after due inquiry, there is no jurisdiction where the character of the properties owned or the nature of the business conducted by the Company makes necessary the license or qualification of the Company as a foreign limited liability company.

              (iii) This Agreement (and the Terms Agreement, if applicable) has been duly authorized, executed and delivered by the Company.

              (iv) The Indenture has been duly authorized, executed and delivered by the Company.

              (v) The Company has taken all necessary limited liability company action to authorize the execution and delivery of the Notes.

              (vi) Other than in connection with the provisions of securities or "blue sky" laws of any jurisdiction in which it is proposed that the Notes be offered or sold (as to which no opinion is being rendered) and other than the required order or orders of the LPSC referred to below, no approval, authorization, consent or order of any public board, body or agency of the State of Louisiana is legally required as of the date hereof for the issuance and sale of the Notes, or the performance by the Company of its agreements in this Agreement or in the Indenture.

              (vii) The Company is subject to the jurisdiction of the LPSC and must obtain the prior approval by the LPSC of the issuance of Notes with maturities that exceed one year. The order of the LPSC with respect to the issuance of the Company's debt securities described therein is in full force and effect as of the date of the opinion being rendered.

              (viii) To their knowledge, the Company has valid and subsisting franchises, consents, certificates and permits, free from burdensome conditions or restrictions, sufficient in all material respects to enable it to carry on its business in the State of Louisiana and in the communities, parishes and other governmental subdivisions thereof in which it operates.

              (ix) The execution and delivery of the Indenture and this Agreement (or a Terms Agreement, if applicable) by the Company and, assuming no change in facts existing on the date hereof, the execution and delivery of the Notes by the Company and the performance by the Company of its agreements therein or herein will not (a) breach or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company that are described in the Registration Statement and the Prospectus under, any existing obligation of the Company under any indenture, agreement or instrument known to them to which the Company is a party or by which it is bound, (b) breach or otherwise violate any order known to them and applicable to the Company in effect on the date hereof of any court or governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or its properties or (c) violate (i) the Articles of Organization or the Operating Agreement of the Company, each as amended to date, or (ii) any statute of the State of Louisiana in effect on the date hereof, or any published rule or regulation, in effect on the date hereof applicable to the Company of any governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or its properties.

              (x) The issuance and sale of Notes with maturities that exceed one year do not require approval of the FERC under the provisions of the FPA.

         (d) Each Agent shall have received from Brown & Wood LLP, counsel for the Agents, or other counsel satisfactory to each Agent, such opinion or opinions, dated the date hereof, with respect to matters set forth in clauses (v), (vii), and (xi) of subparagraph (b) of this Section 5 and to the effect that:

              (i) Assuming that the execution and delivery by the Company of this Agreement have been duly authorized by all necessary limited liability company action on the part of the Company, this Agreement (including the Terms Agreement, if applicable) constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability of the indemnification and contribution provisions hereof may be limited under applicable federal or state securities laws and except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (ii) Assuming that the execution and delivery by the Company of the Indenture have been duly authorized by all necessary limited liability company action on the part of the Company, the Indenture constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (iii) The specimen notes attached as Exhibit A (floating rate book-entry/certificated note) and Exhibit B (fixed rate book-entry/certificated note) to the supplemental indenture of the Company of even date herewith delivered to the Trustee in accordance with Sections 201 and 303 of the Indenture are in the forms and contain the terms required by the Indenture, and such Note in the form of a Specimen Note, when such Note has been executed by the Company and authenticated by the Trustee as specified in the Indenture, will on the date of its issuance (assuming no change in the facts or in the law and governmental rules and regulations in either case in existence on the date hereof) properly evidence the indebtedness represented thereby. Assuming that the execution and delivery of the Notes have been duly authorized by all necessary limited liability company action on the part of the Company, when each Note has been executed by the Company and authenticated by the Trustee as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement (and the Terms Agreement, if applicable), it will be on its date of issuance (assuming no change in the facts or in the law and governmental rules and regulations in either case in existence on the date hereof) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and will be entitled to the benefit of the Indenture, subject only to the exceptions stated in clause (ii) above.

              (iv) The information in the Prospectus under the captions "Description of the Notes" and "Description of the Debt Securities", to the extent that it constitutes a summary of certain provisions of the Indenture or the Notes, has been reviewed by us and is correct in all material respects.

     In giving such opinion, Brown & Wood LLP may rely as to matters of Louisiana law upon the opinion of Phelps Dunbar, L.L.P., or such other satisfactory counsel, as referred to above.

         (e) In giving their opinions required by subsections (b) and (d) of this Section 5, each such counsel shall additionally state that nothing has come to their attention that would lead them to believe that (a) the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing (other than (i) the financial statements and schedules, including the notes thereto, the auditors' report thereon and the related summary of accounting policies, contained or incorporated by reference therein, (ii) the other financial information contained or incorporated by reference therein, and
     (iii) the exhibits thereto, as to which no statement need be made) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 6(b) hereof) at the date of any Terms Agreement and at the Closing Date with respect thereto, as the case may be (other than (i) the financial statements and schedules, including the notes thereto, the auditors' report thereon and the related summary of accounting policies, contained or incorporated by reference therein and (ii) the other financial information contained or incorporated by reference therein, as to which no statement need be made), contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (f) At the date hereof and at each Closing Date with respect to any Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of such Terms Agreement, any material adverse change in the condition, financial or otherwise, of the Company, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business; and the Agents shall have received a certificate of the President, the Chief Financial Officer or the Treasurer of the Company to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in
     Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions pursuant to this Agreement on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of his knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

         (g) On the date hereof, the Agents shall have received a letter from the Company's independent accountants dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

              (i) they are independent public accountants as required by the 1933 Act and the 1933 Act Regulations;

              (ii) that, in their opinion, the financial statements and supporting schedules audited by them and incorporated by reference in the Registration Statement and covered by their opinion in the Company's most recent Annual Report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations;

              (iii) that on the basis of a reading of the latest available unaudited interim financial statements prepared by the Company, a reading of all minutes of meetings of the members, the Board of Managers and the Executive and Audit Committees of the Board of Managers of the Company, discussions with officers of the Company responsible for financial and accounting matters, and other specified procedures described in such letter, nothing came to their attention which caused them to believe that (A) as of the date of the latest available unaudited interim financial statements prepared by the Company, there was any change in the membership interests or long-term debt of the Company, except for any maturities of the Company's first mortgage bonds and notes and purchases thereof by the Company to meet sinking fund provisions relating thereto, or any decrease in its net assets, in each case as compared with amounts shown in the most recent balance sheet information contained in or incorporated by reference in the Registration Statement, or (B) for the twelve-month period ending on the date of the latest available unaudited interim financial statements prepared by the Company there was any decrease, as compared with the twelve-month period ended the last day of the Company's last fiscal year in operating revenues, operating income, income before interest charges or net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur;

              (iv) that on the basis of inquiries of officers of the Company responsible for financial and accounting matters and a reading of the minutes as described above, nothing has come to their attention which caused them to believe that (A) at a specified date not more than five business days prior to the date of such letter there was any change in the membership interests or long-term debt of the Company or any decrease in its net assets as compared with the amounts shown in the latest available unaudited financial statements, (B) for the period from the date of the latest available unaudited financial statements to a specified date not more than five business days prior to the date of such letter there was any decrease as compared with the corresponding period in the preceding year in operating revenues, or (C) for a period of twelve months ended on a specific date not more than five business days prior to the date of such letter there was any decrease as compared with the corresponding period of the preceding year in operating revenues, operating income, income before interest charges or net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur and except for any maturities of the Company's first mortgage bonds and notes and purchases thereof by the Company to meet sinking fund provisions relating thereto;

              (v) that the ratios of earnings to fixed charges set forth in the Prospectus under the caption "Selected Financial Information" (and in any supplement to the Prospectus under the caption "Selected Financial Information: Additional Information", if applicable) are arithmetically correct and that the computation of said ratios complies as to form in all material respects with the 1933 Act Regulations; and

              (vi) the results of carrying out specified procedures, described in such letter, performed for the purpose of comparing specified financial information (which is limited to financial information derived from general accounting records of the Company) set forth in certain sections of the Registration Statement or incorporated therein by reference with the financial statements or accounting records of the Company, excluding any questions of legal interpretation.

         (h) Other Documents. On the date hereof and on each Closing Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Agents and to counsel to the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any of the Agents as to itself and any Terms Agreement may be terminated by the Purchaser or Purchasers party thereto by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant set forth in Section 4(d) hereof, the provisions of
Section 4(h) hereof, the indemnity and contribution agreement set forth in
Section 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

     6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observances by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) To the extent agreed to in writing between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(f) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of Baker Botts L.L.P. counsel for the Company, or other counsel satisfactory to each Agent, dated as of the Closing Date, to the effect set forth in Section 5(b) and 5(e), or in lieu of such opinion, Baker Botts L.L.P. or other counsel satisfactory to each of you may furnish each of you with a letter, dated as of the Closing Date, authorizing reliance to the effect set forth in Section 5(b) hereof, (iii) the opinion of Phelps Dunbar, L.L.P., special Louisiana counsel for the Company, or other counsel satisfactory to each Agent, dated as of the Closing Date, to the effect set forth in Section 5(c), or in lieu of such opinion, Phelps Dunbar, L.L.P. or other counsel satisfactory to each of you may furnish each of you with a letter, dated as of the Closing Date, authorizing reliance to the effect set forth in
     Section 5(c) hereof, (iv) the opinion of Brown & Wood LLP, counsel for the Purchaser, or other counsel satisfactory to the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(d) and 5(e), and (v) the letter of the independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(g).

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be effective when given to the Company in writing by mail or facsimile transmission or by telephone confirmed in writing.

     7. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you, the directors, officers, employees and agents of each of you and each person who controls each of you within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any supplement thereto, in light of the circumstances under which such statement was made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable i n any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you specifically for inclusion therein or in reliance upon the Form T-1. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each of you severally agrees to indemnify and hold harmless the Company, each of its managers, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by or on behalf of such of you specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the sixth paragraph and the last paragraph under the heading "Plan of Distribution," of the Prospectus constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory in the reasonable judgment of the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is held unenforceable or is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of you may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement, each manager of the Company and each person, if any, who controls the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Termination; Amendment. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or any of you insofar as this Agreement relates to such of you, by giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party so terminated shall have any liability to any other party so terminated, except as provided in the fourth paragraph of Section 2(a), Section 4(d),
Section 4(h), Section 8, Section 10 and Section 13. This Agreement may be amended by the written agreement of the parties hereto.

     (b) Each Terms Agreement (whether oral or written) shall be subject to termination by the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time
(i) there shall have occurred, subsequent to the agreement to purchase such Note, any material adverse change, or any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of such Agent(s), impracticable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in the Company's common stock shall have been suspended by the Commission or a national securities exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Pacific Stock Exchange shall have been suspended or minimum prices shall have been established on either of such Exchanges, (iv) a banking moratorium shall have been declared either by Federal or Louisiana or New York State authorities, or (v) the rating assigned by any nationally recognized statistical rating organization to the Notes or any other debt securities of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its ratings of the Notes or any other such debt securities, or (vi) there shall have come to the attention of such Agent(s) any facts that would cause such Agent(s) to believe that the Prospectus, at the time it was required to be delivered to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances existing at the time of such delivery, not misleading.

     10. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any of you or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(d), 4(h), 8 and 13 hereof and this Section 10 shall survive the termination or cancellation of this Agreement. The provisions of this Agreement applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are resold.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered, transmitted via facsimile or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered, transmitted via facsimile or telegraphed and confirmed to it at the address specified in Schedule I hereto.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and no other person will have any right or obligation hereunder.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter along with all counterparts shall represent a binding agreement among the Company and each of you.

                                       Very truly yours,

                                       CLECO POWER LLC

                                       By:___________________________
                                          Name:
                                          Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:___________________________
  Name:
  Title:

Salomon Smith Barney Inc.

By:___________________________
  Name:
  Title:

Banc One Capital Markets, Inc.

By:___________________________
  Name:
  Title:

                                   SCHEDULE I

Commissions:

     The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such
Agent:


             Term                                                Commission Rate
             ----                                                ---------------

From 1 year but less than 18 months................................    .150%
From 18 months but less than 2 years...............................    .200%
From 2 years but less than 3 years.................................    .250%
From 3 years but less than 4 years.................................    .350%
From 4 years but less than 5 years.................................    .450%
From 5 years but less than 6 years.................................    .500%
From 6 years but less than 7 years.................................    .550%
From 7 years but less than 8 years.................................    .600%
From 8 years but less than 9 years.................................    .600%
From 9 years but less than 10 years................................    .600%
From 10 years but less than 15 years...............................    .625%
From 15 years but less than 20 years...............................    .700%
From 20 years to 30 years..........................................    .750%
In excess of 30 years..............................................       *
* To be negotiated at the time of sale.

     Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for Notice:

     Notices to Cleco Power LLC shall be directed to it at 2030 Donahue Ferry Road, Pineville, LA 71360, Attention of Treasurer.

     Notices to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be directed to it at 4 World Financial Center, 12th Floor, New York, NY 10080, Attention of the Medium-Term Note Department.

     Notices to Salomon Smith Barney Inc. shall be directed to it at 388 Greenwich Street, New York, New York 10013, Attention of the Medium-Term Note Department.

     Notices to Banc One Capital Markets, Inc. shall be directed to it at 1 Bank One Plaza, Suite IL1-0595, 8th Floor, Chicago, Illinois 60670, Attention of Medium-Term Note Administrator.

                                                                       EXHIBIT A

                                CLECO POWER LLC

                          Medium Term Notes, Series C

                    Due One Year or More from Date of Issue

                                TERMS AGREEMENT
                                                                          , 2001

Attention:

     Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agency Agreement") dated [_________], 2001, among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc One Capital Markets, Inc. and you, the undersigned agrees to purchase the following Notes of Cleco Power LLC

Aggregate Principal Amount:       $

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Discount or Commission:           % of Principal Amount

Purchase Price:                   % of Principal Amount [plus accrued interest
                                    from       2001]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

Modification, if any, in the requirements to deliver the documents specified in Section 6(b) of the Agency Agreement:

Period during which additional Notes may not be sold pursuant to Section 4(m) of the Agency
Agreement:

Redemption Provision (if any):

                                          [Purchaser]

                                               By _____________________

Accepted:

   By _____________________



                                      A-2